F-1

Partners

Blessed Rock of El Monte

Costa Mesa, California

INDEPENDENT AUDITOR’S REPORT

I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2003 and 2004, and the related statements of operations and changes in partners’ equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2003 and 2004 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

January 19, 2005	33-0724657

F-2

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

BALANCE SHEETS, DECEMBER 31, 2003 AND 2004

ASSETS

	2004	2003
Current Assets:
Operating cash and equivalents	$227,596	$71,300
Security deposit cash	25,969	24,223
Tenant accounts receivable	-	109
Other accounts receivable	81,081	-
Prepaid expenses	51,897	64,397
Total current assets	386,543	160,029

Property, Building, and Equipment, At Cost:
Land	1,271,162	1,271,162
Building and improvements	7,992,586	7,992,586
Equipment	54,657	54,657
	9,318,405	9,318,405
Accumulated depreciation	(1,523,169)	(1,316,293)
Property, building, and equipment - net	7,795,236	8,002,112

Other Assets:
Replacement reserve	135,579	114,561
Tax and insurance restricted accounts	23,916	62,253
Total other assets	159,495	176,814
	$8,341,274	$8,338,955

See the accompanying notes to financial statements.

F-3

Blessed Rock of El Monte

Balance Sheets, December 31, 2003 and 2004

LIABILITIES AND PARTNERS’ EQUITY

	2004	2003
Current Liabilities:
Current portion of long-term debt	$43,214	$40,281
Accounts payable	4,535	-
Security trust liability	23,770	23,985
Accrued interest	14,701	14,938
Accrued asset management fees	33,078	32,880
Unearned rental income	1,007	632
Total current liabilities	120,305	112,716

Long-term Debt:
Mortgage payable, less current portion included above	2,459,144	2,502,358
Notes payable	681,525	681,525
Accrued interest payable	169,654	139,312
Grant loan payable	400,000	400,000
Developer fee payable	-	7,719
Total long-term debt	3,710,323	3,730,914

Partners’ equity	4,510,646	4,495,325

	$8,341,274	$8,338,955

See the accompanying notes to financial statements.

F-4

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF OPERATIONS AND CHANGES

IN PARTNERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004

	2004	2003
Revenue:
Gross potential rents	$722,814	$742,761
Excess rents	129,960	101,670
Less vacancies	(5,344)	(1,878)
Net rental income	847,430	842,553
Laundry and vending	11,703	11,714
Tenant charges	1,942	2,109
Interest income	977	1,010
Other income	35,276	20,260
Total revenues	897,328	877,646

Expenses:
Administrative	177,881	213,168
Utilities	64,157	57,279
Operating and maintenance	103,812	65,729
Taxes and insurance	58,507	42,116
Interest	210,744	208,077
Depreciation and amortization	206,876	231,971
Total expenses	819,310	821,007

Net income (loss)	78,018	56,639

Partners’ equity - beginning	4,495,325	4,438,686

Partners’ distributions	(62,697)	-

Partners’ equity - ending	$4,510,646	$4,495,325

See the accompanying notes to financial statements.

F-5

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004

	2004	2003
Cash flows from operating activities:
Rental receipts	$835,626	$831,341
Operating interest receipts	402	349
Other operating receipts	13,645	34,083
Payments to suppliers and employees:
Administrative expenses	(44,918)	(56,718)
Management fees	(41,569)	(66,912)
Utilities	(64,157)	(60,562)
Salaries and wages	(55,374)	(59,077)
Operating and maintenance	(87,221)	(50,599)
Real estate taxes	(9,675)	-
Payroll taxes	(7,017)	(5,515)
Property insurance	(8,405)	(37,701)
Miscellaneous taxes and insurance	(21,224)	(42,989)
Interest on mortgage	(177,972)	(180,704)
Interest on other notes	-	(86,401)
Funding security deposit account	(1,961)	25
Net cash provided by operating activities	330,180	218,620

Cash flows from investing activities:
Net tax and insurance impounds	(36,463)	(8,712)
Net reserve deposits, including interest	(21,018)	(21,086)
Reserve interest	575	661
Capital expenditures	-	(10,050)
Net cash used in investing activities	(56,906)	(39,187)

Cash flows from financing activities:
Mortgage principal payments	(40,281)	(37,547)
Developer fee payments	(7,719)	(91,000)
Advances to general partner	(6,281)	-
Partner distributions	(62,697)	-
Other note payments	-	(25,688)
Net cash used in financing activities	(116,978)	(154,235)

Net increase (decrease) in cash	156,296	25,198
Cash at beginning of year	71,300	46,102

Cash at end of year	$227,596	$71,300

See the accompanying notes to financial statements.

F-6

Blessed Rock of El Monte

Statements of Cash Flows, December 31, 2003 and 2004

Reconciliation of Net Income (Loss)

to Net Cash Provided by Operating Activities

	2004	2003
Net income (loss)	$78,018	$56,639
Adjustments to reconcile net income (loss) to net cash Provided by operating activities:
Depreciation and amortization	206,876	231,971
Decrease (increase) in:
Security deposit cash	(1,746)	600
Receivables	109	1,633
Prepaids	12,500	(34,322)
Increase (decrease) in:
Payables	4,535	(12,627)
Security deposit liability	(215)	(575)
Accrued expenses	30,303	(23,481)
Unearned rental income	375	(557)
Reserve interest earned	(575)	(661)

Net cash provided by operating activities	$330,180	$218,620

See the accompanying notes to financial statements.

F-7

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

Capitalization and Depreciation: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred Costs: Deferred costs, comprised of tax credit fees and organization costs are being amortized over five years.

F-8

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2004

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.	RESTRICTED FUNDS

The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.	MORTGAGE PAYABLE

Mortgage payable consists of a 7.05% real estate mortgage, payable to GMAC Commercial Mortgage, collateralized by a deed of trust on the real property. The obligation is payable in aggregate monthly principal and interest installments of $18,188 beginning July 1, 1998 with a balloon payment in the amount of $2,017,000 payable June 1, 2013.	$2,502,358

Less current portion	(43,214)

$2,459,144

The amounts maturing for the next five years are:

2005	$43,214
2006	46,361
2007	49,737
2008	53,360
2009	57,245

F-9

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2004

4.	NOTES PAYABLE

Notes payable at December 31, 2004 consist of the following:

4% note payable with a term of 15 years, payable to El Monte Community Redevelopment Agency (RDA), secured by deed of trust and rents from Project. Note subject to prepayment in whole or in part based on events constituting default under terms of promissory note agreement. No events of default have occurred through December 31, 2004. Payments of interest and principal made annually beginning on April 1, 2003, and thereafter on April 1 until outstanding principal balance of note and all accrued interest paid in full. Payments paid from 50% of the residual rental income, as defined in the promissory note agreement. Payments, if any, applied first to accrued interest and second to principal of note. At December 31, 2004, accrued interest on note was $21,035.	$250,878

1% note payable with a term of 30 years beginning April 3, 1996, payable to RDA for various development fees, secured by a deed of trust and rents from the Project. Commencing April 3, 1997, and thereafter on April 3 for the following 6 succeeding years, payment of $4,239 due each year. Payment increases to $8,478 April 3, 2004 and continues the next 7 succeeding years. April 3, 2012, payment increases to $32,534 and continues the next 14 succeeding years, or until paid in full. Payments to be paid from 50% of residual rental income, as defined in promissory note agreement. Payments first applied to interest. At December 31, 2004, accrued interest on note was $8,618.	430,647

$681,525

F-10

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2004

5.	GRANT LOAN PAYABLE

The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2004 was $140,000.

6.	RELATED PARTY TRANSACTIONS

Capital Contributions: The limited partners, WNC Housing Tax Credit Fund V, L.P. Series III and IV, 49.495% limited partners, are required to make a capital contribution of $5,162,171, which shall be made equally between them, in amounts and at times as stated in the Limited Partnership Agreement. The limited partners’ cash contributions may be reduced to account for reduced tax benefits, if any. At December 31, 2004, the limited partners have contributed $5,021,578.

Project or Loss Allocations: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

Developer Fee Payable and Advance Payable to General Partner: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. During the periods ended December 31, 2004 and 2003, $14,000 and $91,000 of payments of the developer fees were made, respectively.

Management Fee: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $42,505 and $42,105 for the years 2004 and 2003, respectively.

F-11

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2004

Incentive Management and Other Fees: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership, reporting fees to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership’s accounting matters and assisting with the preparation of tax returns. $60,442 of fees for the years 1998, 1999 and 2000 were recorded for year ended December 31, 2001. $55,013 of the fees were paid in year 2001. None were paid in prior years. The limited partners earned $12,000 in reporting fees during 2002 and 2003 and were paid $29,647 each year, resulting in $29,865 in prepaid reporting fees at December 31, 2004.

The managing general partner earned $16,440 for 2001, 2002 and 2003 for an operational asset management fee which was accrued in 2003. $16,440 was paid in 2003 leaving an accrual balance of $32,880.

7.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is a 137-unit apartment complex. The Partnership’s operations are concentrated in the multifamily real estate market In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.

F-12

SUPPLEMENTARY INFORMATION

F-13

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

SUPPLEMENTAL SCHEDULE OF EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2003 and 2004

	2004	2003
Site management payroll	$38,783	$40,848
Manager’s rent-free apartment	12,288	12,288
Management fee	42,505	42,105
Partnership asset management fees	16,440	49,320
Reporting fee	12,000	12,000
Audit fee	5,800	5,500
Legal fees	250	-
Advertising	-	256
Telephone and answering service	7,148	4,330
Office supplies	5,052	5,076
Educational and social programs	11,520	11,520
Health insurance and other employee benefits	6,381	8,552
Payroll taxes	7,017	5,515
Workers’ compensation	10,331	9,559
Other administration	2,366	6,299
Subtotal administrative expenses	177,881	213,168

Electricity	21,944	19,366
Water and sewer	20,754	19,247
Fuel	17,579	14,469
Garbage and trash removal	3,880	4,197
Subtotal utilities	64,157	57,279

Maintenance and repairs payroll	16,591	15,678
Maintenance and repairs supply	6,620	5,650
Maintenance and repairs contract	11,062	17,360
Painting and decorating	24,779	6,538
Grounds	12,640	15,055
Services	3,085	2,366
Furniture and furnishings replacement	29,035	3,082
Subtotal maintenance expenses	103,812	65,729

Property taxes	9,675	-
Other taxes and licenses	6,680	4,415
Property and liability insurance	41,505	37,701
Other insurance	647	-
Subtotal tax and insurance	58,507	42,116

Interest	208,077	210,744

Depreciation and amortization	206,876	231,971
Total expenses	$819,310	$821,007

F-14

F-1

Partners

Blessed Rock of El Monte

Costa Mesa, California

INDEPENDENT AUDITOR’S REPORT

I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2004 and 2005, and the related statements of operations and changes in partners’ equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2004 and 2005 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

February 8, 2006	33-0724657

F-2

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

BALANCE SHEETS, DECEMBER 31, 2004 AND 2005

ASSETS

	2005	2004
Current Assets:
Operating cash and equivalents	$459,783	$227,596
Security deposit cash	25,801	25,969
Tenant accounts receivable	370	-
Other accounts receivable	6,281	81,081
Prepaid expenses	61,945	51,897
Total current assets	554,180	386,543

Property, Building, and Equipment. At Cost:
Land	1,271,162	1,271,162
Building and improvements	7,992,586	7,992,586
Equipment	54,657	54,657
	9,318,405	9,318,405
Accumulated depreciation	(1,728,013)	(1,523,169)
Property, building, and equipment - net	7,590,392	7,795,236

Other Assets:
Replacement reserve	156,909	135,579
Tax and insurance restricted accounts	22,073	23,916
Total other assets	178,982	159,495
	$8,323,554	$8,341,274

See the accompanying notes to financial statements.

F-3

Blessed Rock of El Monte

Balance Sheets, December 31, 2004 and 2005

LIABILITIES AND PARTNERS’ EQUITY

	2005	2004
Current Liabilities:
Current portion of long-term debt	$46,361	$43,214
Accounts payable	6,667	4,535
Security trust liability	23,635	23,770
Accrued interest	14,175	14,701
Accrued asset management fees	32,880	32,880
Other accruals	6,025	198
Unearned rental income	1,054	1,007
Total current liabilities	130,797	120,305

Long-term Debt:
Mortgage payable, less current portion included above	2,412,783	2,459,144
Notes payable	681,525	681,525
Accrued interest payable	199,995	169,654
Grant loan payable	400,000	400,000
Developer fee payable	-	-
Total long-term debt	3,694,303	3,710,323

Partners’ equity	4,498,454	4,510,646

	$8,323,554	$8,341,274

See the accompanying notes to financial statements.

F-4

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF OPERATIONS AND CHANGES

IN PARTNERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

	2005	2004
Revenue:
Gross potential rents	$745,260	$722,814
Excess rents	117,337	129,960
Less vacancies	(1,442)	(5,344)
Net rental income	861,155	847,430
Laundry and vending	13,410	11,703
Tenant charges	1,482	1,942
Interest income	2,490	977
Other income	886	35,276
Total revenues	879,423	897,328

Expenses:
Administrative	200,758	177,881
Utilities	74,145	64,157
Operating and maintenance	128,436	103,812
Taxes and insurance	56,579	58,507
Interest	208,077	204,853
Depreciation and amortization	204,844	206,876
Total expenses	869,615	819,310

Net income (loss)	9,808	78,018

Partners’ equity - beginning	4,510,646	4,495,325

Partners’ distributions	(22,000)	(62,697)

Partners’ equity - ending	$4,498,454	$4,510,646

See the accompanying notes to financial statements.

F-5

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

	2005	2004
Cash flows from operating activities:
Rental receipts	$848,544	$835,626
Operating interest receipts	1,704	402
Other operating receipts	90,578	13,645
Payments to suppliers and employees:
Administrative expenses	(47,918)	(44,918)
Management fees	(99,011)	(41,569)
Utilities	(71,596)	(64,157)
Salaries and wages	(43,358)	(55,374)
Operating and maintenance	(115,758)	(87,221)
Real estate taxes	(7,643)	(9,675)
Payroll taxes	(5,062)	(7,017)
Property insurance	(45,120)	(8,405)
Miscellaneous taxes and insurance	(17,907)	(21,224)
Interest on mortgage	(171,384)	(177,972)
Funding security deposit account	33	(1,961)
Net cash provided by operating activities	316,102	330,180

Cash flows from investing activities:
Net tax and insurance impounds	1,843	(36,463)
Net reserve deposits, including interest	(21,330)	(21,018)
Reserve interest	786	575
Net cash used in investing activities	(18,701)	(56,906)

Cash flows from financing activities:
Mortgage principal payments	(43,214)	(40,281)
Developer fee payments	-	(7,719)
Advances to general partner	-	(6,281)
Partner distributions	(22,000)	(62,697)
Net cash used in financing activities	(65,214)	(116,978)

Net increase (decrease) in cash	232,187	156,296
Cash at beginning of year	227,596	71,300

Cash at end of year	$459,783	$227,596

See the accompanying notes to financial statements.

F-6

Blessed Rock of El Monte

Statements of Cash Flows, December 31, 2004 and 2005

Reconciliation of Net Income (Loss)

to Net Cash Provided by Operating Activities

	2005	2004
Net income (loss)	$9,808	$78,018
Adjustments to reconcile net income (loss) to net cash Provided by operating activities:
Depreciation and amortization	204,844	206,876
Decrease (increase) in:
Security deposit cash	168	(1,746)
Receivables	74,430	109
Prepaids	(10,048)	12,500
Increase (decrease) in:
Payables	(1,522)	4,535
Security deposit liability	(135)	(215)
Accrued expenses	39,296	30,303
Unearned rental income	47	375
Reserve interest earned	(786)	(575)

Net cash provided by operating activities	$316,102	$330,180

See the accompanying notes to financial statements.

F-7

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

Capitalization and Depreciation: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred Costs: Deferred costs, comprised of tax credit fees and organization costs are being amortized over five years.

F-8

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2005

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.	RESTRICTED FUNDS

The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.	MORTGAGE PAYABLE

Mortgage payable consists of a 7.05% real estate mortgage, payable to GMAC Commercial Mortgage, collateralized by a deed of trust on the real property. The obligation is payable in aggregate monthly principal and interest installments of $18,188 beginning July 1, 1998 with a balloon payment in the amount of $2,017,000 payable June 1, 2013.	$2,459,144

Less current portion	(46,361)

$2,412,783

The amounts maturing for the next five years are:

2006	$46,361
2007	49,737
2008	53,360
2009	57,245
2010	61,414

F-9

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2005

4.	NOTES PAYABLE

Notes payable at December 31, 2005 consist of the following:

4% note payable with a term of 15 years, payable to El Monte Community Redevelopment Agency (RDA), secured by deed of trust and rents from Project. Note subject to prepayment in whole or in part based on events constituting default under terms of promissory note agreement. No events of default have occurred through December 31, 2005. Payments of interest and principal made annually beginning on April 1, 2003, and thereafter on April 1 until outstanding principal balance of note and all accrued interest paid in full. Payments paid from 50% of the residual rental income, as defined in the promissory note agreement. Payments, if any, applied first to accrued interest and second to principal of note. At December 31, 2005, accrued interest on note was $31,070.	$250,878

1% note payable with a term of 30 years beginning April 3, 1996, payable to RDA for various development fees, secured by a deed of trust and rents from the Project. Commencing April 3, 1997, and thereafter on April 3 for the following 6 succeeding years, payment of $4,239 due each year. Payment increases to $8,478 April 3, 2004 and continues the next 7 succeeding years. April 3, 2012, payment increases to $32,534 and continues the next 14 succeeding years, or until paid in full. Payments to be paid from 50% of residual rental income, as defined in promissory note agreement. Payments first applied to interest. At December 31, 2005, accrued interest on note was $12,924.	430,647

$681,525

F-10

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2005

5.	GRANT LOAN PAYABLE

The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2005 was $156,000.

6.	RELATED PARTY TRANSACTIONS

Project or Loss Allocations: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

Developer Fee Payable and Advance Payable to General Partner: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. For 2004, $14,000 was paid. No payments were made in 2005.

Management Fee: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $42,505 and $43,206 for the years 2004 and 2005, respectively.

Incentive Management and Other Fees: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership. Reporting fees shall be paid to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership’s accounting matters and assisting with the preparation of tax returns. The limited partners earned $12,000 in reporting fees for 2004 and $46,889 for 2005. Payments of $12,000 and $11,000 were made for 2004 and 2005, respectively, leaving a balance in accrued reporting fees of $6,024.

F-11

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2005

The managing general partner earned $16,440 for an operational asset management fee for the years 2001 through 2005. Payments of $16,440 were made each of the years from 2003 through 2005, leaving an accrued balance of $32,880 at December 31, 2005.

7.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is a 137-unit apartment complex. The Partnership’s operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.

F-12

SUPPLEMENTARY INFORMATION

F-13

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

SUPPLEMENTAL SCHEDULE OF EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004 and 2005

	2005	2004
Site management payroll	$30,830	$38,783
Manager’s rent-free apartment	12,288	12,288
Management fee	43,206	42,505
Partnership asset management fees	16,440	16,440
Reporting fee	46,889	12,000
Audit fee	6,000	5,800
Legal fees	424	250
Telephone and answering service	4,731	7,148
Office supplies	4,528	5,052
Educational and social programs	11,520	11,520
Health insurance and other employee benefits	4,349	6,381
Payroll taxes	5,062	7,017
Workers’ compensation	8,536	10,331
Other administration	5,955	2,366
Subtotal administrative expenses	200,758	177,881

Electricity	22,412	21,944
Water and sewer	23,294	20,754
Fuel	24,196	17,579
Garbage and trash removal	4,243	3,880
Subtotal utilities	74,145	64,157

Maintenance and repairs payroll	12,528	16,591
Maintenance and repairs supply	7,472	6,620
Maintenance and repairs contract	19,337	11,062
Painting and decorating	25,216	24,779
Grounds	10,519	12,640
Services	2,195	3,085
Furniture and furnishings replacement	51,169	29,035
Subtotal maintenance expenses	128,436	103,812

Property taxes	7,644	9,675
Other taxes and licenses	3,995	6,680
Property and liability insurance	43,913	41,505
Other insurance	1,027	647
Subtotal tax and insurance	56,579	58,507

Interest	204,853	208,077

Depreciation and amortization	204,844	206,876

Total expenses	$869,615	$819,310

F-14

F-1

Partners

Blessed Rock of El Monte

Costa Mesa, California

INDEPENDENT AUDITOR’S REPORT

I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2005 and 2006, and the related statements of operations and changes in partners’ equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2005 and 2006 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

March 7, 2007	33-0724657

F-2

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

BALANCE SHEETS, DECEMBER 31, 2005 AND 2006

ASSETS

	2006	2005
Current Assets:
Operating cash and equivalents	$584,149	$459,783
Security deposit cash	25,522	25,801
Tenant accounts receivable	1,625	370
Other accounts receivable	6,281	6,281
Prepaid expenses	51,682	61,945
Total current assets	669,259	554,180

Property, Building, and Equipment, At Cost:
Land	1,271,162	1,271,162
Building and improvements	8,030,159	7,992,586
Equipment	54,657	54,657
	9,355,978	9,318,405
Accumulated depreciation	(1,933,378)	(1,728,013)
Property, building, and equipment - net	7,422,600	7,590,392

Other Assets:
Replacement reserve	134,830	156,909
Tax and insurance restricted accounts	33,152	22,073
Total other assets	167,982	178,982
	$8,259,841	$8,323,554

See the accompanying notes to financial statements.

F-3

Blessed Rock of El Monte

Balance Sheets, December 31, 2005 and 2006

LIABILITIES AND PARTNERS’ EQUITY

	2006	2005
Current Liabilities:
Current portion of long-term debt	$49,737	$46,361
Accounts payable	11,556	6,667
Security trust liability	23,635	23,635
Accrued interest	14,175	14,175
Accrued asset management fees	17,810	32,880
Other accruals	37,712	6,025
Unearned rental income	696	1,054
Total current liabilities	155,321	130,797

Long-term Debt:
Mortgage payable, less current portion included above	2,363,046	2,412,783
Notes payable	681,525	681,525
Accrued interest payable	230,335	199,995
Grant loan payable	400,000	400,000
Total long-term debt	3,674,906	3,694,303

Partners’ equity	4,429,614	4,498,454

	$8,259,841	$8,323,554

See the accompanying notes to financial statements.

F-4

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF OPERATIONS AND CHANGES

IN PARTNERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006

	2006	2005
Revenue:
Gross potential rents	$723,570	$745,260
Excess rents	149,429	117,337
Less vacancies	(918)	(1,442)
Net rental income	872,081	861,155
Laundry and vending	9,684	13,410
Tenant charges	2,040	1,482
Interest income	3,488	2,490
Other income	-	886
Total revenues	887,293	879,423

Expenses:
Administrative	211,138	200,758
Utilities	80,904	74,145
Operating and maintenance	106,694	128,436
Taxes and insurance	53,138	56,579
Interest	204,853	202,230
Depreciation and amortization	205,365	204,844
Total expenses	859,469	869,615

Net income (loss)	27,824	9,808

Partners’ equity - beginning	4,498,454	4,510,646

Partners’ distributions	(96,664)	(22,000)

Partners’ equity - ending	$4,429,614	$4,498,454

See the accompanying notes to financial statements.

F-5

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006

	2006	2005
Cash flows from operating activities:
Rental receipts	$858,180	$848,544
Operating interest receipts	2,261	1,704
Other operating receipts	11,724	90,578
Payments to suppliers and employees:
Administrative expenses	(91,469)	(47,918)
Management fees	(37,407)	(99,011)
Utilities	(79,498)	(71,596)
Salaries and wages	(35,402)	(43,358)
Operating and maintenance	(94,059)	(115,758)
Real estate taxes	(7,371)	(7,643)
Payroll taxes	(5,371)	(5,062)
Property insurance	(36,328)	(45,120)
Miscellaneous taxes and insurance	(17,257)	(17,907)
Interest on mortgage	(175,545)	(171,384)
Funding security deposit account	279	33
Net cash provided by operating activities	292,737	316,102

Cash flows from investing activities:
Net tax and insurance impounds	(11,079)	1,843
Net reserve activity, including interest	22,079	(21,330)
Reserve interest	1,227	786
Capital expenditures	(37,573)	-
Net cash used in investing activities	(25,346)	(18,701)

Cash flows from financing activities:
Mortgage principal payments	(46,361)	(43,214)
Partner distributions	(96,664)	(22,000)
Net cash used in financing activities	(143,025)	(65,214)

Net increase (decrease) in cash	124,366	232,187
Cash at beginning of year	459,783	227,596

Cash at end of year	$584,149	$459,783

See the accompanying notes to financial statements.

F-6

Blessed Rock of El Monte

Statements of Cash Flows, December 31, 2005 and 2006

Reconciliation of Net Income (Loss)

to Net Cash Provided by Operating Activities

	2006	2005
Net income (loss)	$27,824	$9,808
Adjustments to reconcile net income (loss) to net cash Provided by operating activities:
Depreciation and amortization	205,365	204,844
Decrease (increase) in:
Security deposit cash	279	168
Receivables	(1,255)	74,430
Prepaids	10,263	(10,048)
Increase (decrease) in:
Payables	8,543	(1,522)
Security deposit liability	-	(135)
Accrued expenses	43,303	39,296
Unearned rental income	(358)	47
Reserve interest earned	(1,227)	(786)

Net cash provided by operating activities	$292,737	$316,102

See the accompanying notes to financial statements.

F-7

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

Capitalization and Depreciation: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred Costs: Deferred costs, comprised of tax credit fees and organization costs are being amortized over five years.

F-8

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2006

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.	RESTRICTED FUNDS

The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.	MORTGAGE PAYABLE

Mortgage payable consists of a 7.05% real estate mortgage, payable to GMAC Commercial Mortgage, collateralized by a deed of trust on the real property. The obligation is payable in aggregate monthly principal and interest installments of $18,188 beginning July 1, 1998 with a balloon payment in the amount of $2,017,000 payable June 1, 2013.	$2,412,783

Less current portion	(49,737)

$2,363,046

The amounts maturing for the next five years are:

2007	$49,737
2008	53,360
2009	57,245
2010	61,414
2011	65,887

F-9

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2006

4.	NOTES PAYABLE

Notes payable at December 31, 2005 consist of the following:

4% note payable with a term of 15 years, payable to El Monte Community Redevelopment Agency (RDA), secured by deed of trust and rents from Project. Note subject to prepayment in whole or in part based on events constituting default under terms of promissory note agreement. Payments of interest and principal made annually beginning on April 1, 2003, and thereafter on April 1 until outstanding principal balance of note and all accrued interest paid in full. Payments paid from 50% of the residual rental income, as defined in the promissory note agreement. Payments, if any, applied first to accrued interest and second to principal of note. At December 31, 2006, accrued interest on note was $41,105.	$250,878

1% note payable with a term of 30 years beginning April 3, 1996, payable to RDA for various development fees, secured by a deed of trust and rents from the Project. Commencing April 3, 1997, and thereafter on April 3 for the following 6 succeeding years, payment of $4,239 due each year. Payment increases to $8,478 April 3, 2004 and continues the next 7 succeeding years. April 3, 2012, payment increases to $32,534 and continues the next 14 succeeding years, or until paid in full. Payments to be paid from 50% of residual rental income, as defined in promissory note agreement. Payments first applied to interest. At December 31, 2006, accrued interest on note was $17,230.	430,647

$681,525

F-10

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2006

5.	GRANT LOAN PAYABLE

The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2006 was $172,000.

6.	RELATED PARTY TRANSACTIONS

Project or Loss Allocations: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

Management Fee: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $43,206 and $43,333 for the years 2005 and 2006, respectively.

Incentive Management and Other Fees: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership. Reporting fees shall be paid to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership’s accounting matters and assisting with the preparation of tax returns. The limited partners earned $46,889 in reporting fees for 2005 and $68,279 for 2006.

The managing general partner earned $16,440 annually for an operational asset management fee for the years 2001 through 2006. Balance of accrued operational asset management fee at December 31, 2006 is $17,810.

F-11

Blessed Rock of El Monte

Notes to Financial Statements, December 31, 2006

7.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is a 137-unit apartment complex. The Partnership’s operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.

F-12

SUPPLEMENTARY INFORMATION

F-13

BLESSED ROCK OF EL MONTE

(A California Limited Partnership)

SUPPLEMENTAL SCHEDULE OF EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005 and 2006

	2006	2005
Site management payroll	$34,027	$30,830
Manager's rent-free apartment	12,288	12,288
Management fee	43,333	43,206
Reporting/asset management fee	68,823	63,329
Audit fee	6,700	6,000
Legal fees	-	424
Telephone and answering service	5,675	4,731
Office supplies	4,050	4,528
Educational and social programs	8,640	11,520
Health insurance and other employee benefits	4,226	4,349
Payroll taxes	5,371	5,062
Workers' compensation	8,029	8,536
Other administration	9,976	5,955
Subtotal administrative expenses	211,138	200,758

Electricity	30,475	22,412
Water and sewer	23,862	23,294
Fuel	20,816	24,196
Garbage and trash removal	5,751	4,243
Subtotal utilities	80,904	74,145

Maintenance and repairs payroll	12,785	12,528
Maintenance and repairs supply	8,715	7,472
Maintenance and repairs contract	29,582	19,337
Painting and decorating	17,753	25,216
Grounds	8,693	10,519
Services	1,430	2,195
Furniture and furnishings replacement	27,736	51,169
Subtotal maintenance expenses	106,694	128,436

Property taxes	7,371	7,644
Other taxes and licenses	3,930	3,995
Property and liability insurance	40,765	43,913
Other insurance	1,072	1,027
Subtotal tax and insurance	53,138	56,579

Interest	202,230	204,853

Depreciation and amortization	205,365	204,844

Total expenses	$859,469	$869,615

F-14